Exhibit 5.1


                               HUNTON & WILLIAMS
                              951 East Byrd Street
                          Riverfront Plaza, East Tower
                               Richmond, VA 23219


                                                             FILE NO.: 23797.283



                                February 24, 1999



Lowe's Companies, Inc.
P.O. Box 1111
Highway 268 East
North Wilkesboro, North Carolina 28656-0001



                       Registration Statement on Form S-3
                          Relating to 1,034,482 Shares
                                 of Common Stock


Ladies and Gentlemen:

                  We have acted as counsel to Lowe's Companies, Inc., a North Carolina corporation (the "Company"), in connection with the registration by the Company of an aggregate of 1,034,482 of its shares of common stock, par value $.50 per share (the "Common Stock"), as set forth in the Registration Statement on Form S-3 (the "Registration Statement") that is being filed on the date hereof with the Securities and Exchange Commission (the "Commission") by the Company pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended.

         In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

         Based upon the foregoing, we are of the opinion that:

         1. the Company is duly incorporated, validly existing and in good standing under the laws of the State of North Carolina; and

         2. the Common Stock has been duly authorized and, upon the issuance and sale of the Common Stock in accordance with the Registration Statement, the prospectus and the applicable supplements to the prospectus, which are incorporated by reference in the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Hunton & Williams